U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: May 3, 2000

                         MIKRON INSTRUMENT COMPANY, INC.
               (Exact name of issuer as specified in its charter)

         New Jersey                      0-15486                 22-1895668
(State or Other Jurisdiction of     (Commission File           (IRS Employer
Incorporation or Organization)           Number)             Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)
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Item 2. Acquisition or Disposition of Assets

      Effective May 1, 2000, we acquired all of the issued and outstanding shares of the common stock of E Square Technology Corporation ("E2T"), a privately held California corporation. We purchased all of those shares from The Earnest and Caroline Emery Family Trust, E2T's sole shareholder, for a total purchase price of $1,022,000. The amount of the purchase price was determined by direct negotiations by our management with Earnest M. Emery, E2T's founder and Chief Executive Officer.

      Since 1974, E2T has been developing and manufacturing non-contact infrared temperature measurement devices for use in many different industries and applications, such as hazardous waste incinerators, furnaces, rotating kilns, high temperature reactors, glass plants, pulp mills and steel mills. E2T's line of industrial infrared temperature sensors and controllers are capable of measuring temperatures ranging from ambient to 5000 degrees F with response times as fast as 1 millisecond. For the foreseeable future, we intend to continue to market E2T's line of process control devices under the various E2T brand names from E2T's facilities located in Ventura, California. However, we will manufacture E2T's products, and will conduct all "back-office" and data processing operations relating to E2T's business at our headquarters in Oakland, New Jersey.

      We borrowed $1,000,000 of the purchase price from Fleet Bank, N.A. pursuant to a revolving/term loan agreement which provides for the payment of interest only at Fleet Bank's prime rate until August 14, 2000. Then, we will be obligated to repay the principal of the loan in 36 equal monthly installments, together with monthly interest in arrears pegged at 8.85% per annum pursuant to a fixed rate swap transaction that we have executed. Our indebtedness to the bank is secured by a first lien on, and security interest in, our accounts, inventory, equipment, fixtures, books and records, chattel paper, documents, general intangibles, instruments, machinery, contract rights and furniture.

      There are no material relationships between Mr. And Mrs. Emery or their family trust, on the one hand, and us, any or our affiliates, any of our directors and officers or any of the associates of such directors and officers, on the other hand.

Item 7. Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial statements of business acquired.

            The financial statements required to be filed with respect to our acquisition of E2T shall be filed on or before July 10, 2000 pursuant to an amendment to this Report.

      (b)   Pro forma financial information.

            The pro forma financial information required to be filed with respect to our acquisition of E2T shall be filed on or before July 10, 2000 pursuant to an amendment to this Report.

      (c)   Exhibits

Number                     Description

10.16 Stock Purchase Agreement dated the 3rd day of May, 2000, by and between Mikron Instrument Company, Inc. and The Earnest M. Emery and Caroline Emery Family Trust U/D/O 4/8/94

10.17 Revolver/Term Loan Agreement between Mikron Instrument Company, Inc. and Fleet Bank, N.A.

                                    Signature

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Mikron Instrument Company, Inc.


Dated: May 11, 2000                     By: /s/ Gerald D. Posner
                                            ------------------------------------
                                            Gerald D. Posner, Chief (Principal)
                                            Executive Officer